Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statements of Additional Information, each dated May 1, 2025, and each included in this Post-Effective Amendment No. 215 to the Registration Statement (Form N-1A, File No. 002-36238) of Deutsche DWS Securities Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 24, 2025, with respect to the financial statements and financial highlights of DWS Digital Horizons Fund, DWS RREEF Real Estate Securities Fund, and DWS RREEF Global Real Estate Securities Fund (three of the funds constituting Deutsche DWS Securities Trust), which are included in the Annual Reports to Shareholders (Forms N-CSR) for the year ended December 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 24, 2025